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                                                                    EXHIBIT 23.1

                      CONSENT ON INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-62823, 33-62829, 33-62831, 33-62839, 33-62833,
33-62825, 33-62835, 33-62827, 33-62837, 33-62841, 33-62943, 33-63247, 33-63249,
33-63253 and 33-63255) of Burlington Northern Santa Fe Corporation of our report dated January 16, 1995 on our audits of the consolidated financial statements of Burlington Northern Inc. and Subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, included in Burlington Northern Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
October 6, 1995